WACHOVIA CORPORATION
DIVIDEND REINVESTMENT PLAN
AUTOMATIC CASH CONTRIBUTIONS


This is my authorization to EquiServe Trust Company N.A. as Agent for the Wachovia Corporation Dividend Reinvestment and Common Stock Purchase Plan to automatically debit my account at the financial institution indicated on the reverse of this card for the purpose of purchasing shares of Wachovia Corporation Common Stock on a monthly basis, pursuant to the terms of the Dividend Reinvestment and Common Stock Purchase Plan.

I understand that this authorization will be in effect until I notify EquiServe in writing that I no longer desire this service. Such notice will be provided to EquiServe by the 15th of the month in order to prevent the drafting of my account on the 25th of the month prior to an Investment Date.


SHAREHOLDER AUTHORIZATION AGREEMENT

I also understand that I may change the amount of my monthly draft by providing EquiServe with a new authorization agreement, allowing time for the change to be made before the next monthly draft is processed.

I have the right to stop payment of the draft by notifying my financial institution before the account is charged.

In the event that EquiServe is not notified by me in time to stop the purchase of shares on the Investment Date and notice is received by EquiServe that payment has been stopped on the draft at my bank, EquiServe may sell the shares from my account which were purchased with that contribution.

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             THIS AUTHORIZATION IS NONNEGOTIABLE AND NONTRANSFERABLE
                      PLEASE COMPLETE REVERSE OF THIS CARD

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NAME OF FINANCIAL INSTITUTION
                             ---------------------------------------------------
CITY/STATE OF FINANCIAL INSTITUTION
                                   ---------------------------------------------
BANK TRANSIT ROUTING NUMBER, ENCLOSED BETWEEN THESE SYMBOLS
                                                           ---------------------
CHECKING ACCOUNT NUMBER, WHICH IS FOLLOWED BY THIS SYMBOL
                                                         -----------------------
AMOUNT OF CASH CONTRIBUTION TO BE DRAFTED MONTHLY
 ($20 MINIMUM, $15,000 MAXIMUM)
                               -------------------------------------------------
ACCOUNT NAME AT FINANCIAL INSTITUTION
                                     -------------------------------------------
SIGNATURE AS IT APPEARS ON CHECKING ACCOUNT
                                           -------------------------------------

DATE OF AGREEMENT             SHAREHOLDER'S DAYTIME PHONE NUMBER (   )
                 -------------                                    --- ----------
PLEASE PRINT OR TYPE YOUR NAME AND ADDRESS EXACTLY AS IT APPEARS ON YOUR SHAREHOLDER ACCOUNT
                   -------------------------------------------------------------
SHAREHOLDER ACCOUNT NUMBER
                          ------------------------------------------------------
SIGNATURE OF ALL PERSONS WHOSE NAME(S) APPEARS ON THE SHAREHOLDER
ACCOUNT
       -------------------------------------------------------------------------

--------------------------------------------------------------------------------



  FOR PROPER ACCOUNT IDENTIFICATION AT YOUR FINANCIAL INSTITUTION, YOU MUST INCLUDE A VOIDED CHECK OR DEPOSIT SLIP.

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